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INVESCO SENIOR LOAN FUND                                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  8/31/2017
FILE NUMBER :       811-05845
SERIES NO.:         1

    72DD.  1   Total income dividends for which record date passed during the period. (000's Omitted)
               Class A              $     2,527
           2   Dividends for a second class of open-end company shares
               (000's Omitted)
               Class B              $        30
               Class C              $    11,979
               Class Y              $        51
               Class IB             $       979
               Class IC             $     1,950

     73A. Payments per share outstanding during the entire current period: (form nnn.nnnn)
           1   Dividends from net investment income
               Class A              $    0.1402
           2 Dividends for a second class of open-end company shares (form nnn.nnnn)
               Class B              $    0.1402
               Class C              $    0.1158
               Class Y              $    0.1485
               Class IB             $    0.1485
               Class IC             $    0.1436

     74U.  1   Number of shares outstanding (000's Omitted)
               Class A                   17,793
           2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                      183
               Class C                   15,595
               Class Y                      339
               Class IB                  78,189
               Class IC                   6,555

     74V.  1   Net asset value per share (to nearest cent)
               Class A              $      6.65
           2   Net asset value per share of a second class of open-end
               company shares (to nearest cent)
               Class B              $      6.65
               Class C              $      6.66
               Class Y              $      6.65
               Class IB             $      6.65
               Class IC             $      6.65